NSPM $1,130 $1,390 $1,150 $1,040 $1,200
PSCo  900  1,020  920 730 720
SPS  460  730   430   320 340
NSPW   160  160   200  210 190
Total $2,650  $3,300  $2,700 $2,300 $2,450

    2012  2013  2014 2015 2016
Dollars in millions
Exhibit 99.01
Capital Expenditures by Company

 2012      2013 2014 2015                    2016
Base & Other                 $1,850   $1,815              $1,690   $1,670    $2,030
Clean Air Clean Jobs Act                   200  410  260  95           10
CapX2020                                           175 350 285 145            0
Nuclear Fuel                                     145 95 160 105             245
Nuclear Uprate/Life Ext                                  145 295 105 95             0
CSAPR                                                           75 255 115 25             0
RES & Infrastructure                                                      60 80 85 165          165
Total                    $2,650 $3,300 $2,700 $2,300   $2,450

Dollars in millions
Capital Expenditures by Major Project

Capital Expenditures by Function
Transmission      $ 710 $ 945  $ 740  $ 660        $ 710
Generation   860  1,305  870  640 615
Distribution  455 465 455 460   465
Natural Gas  245 275 275 225    245
Nuclear Fuel   145  95   160  105 245
Other    235 215   200  210           170
Total  $2,650 $3,300 $2,700 $2,300 $2,450

Dollars in millions
   2012  2013  2014    2015  2016

* Cash from operations, net of dividend and pension funding
Dollars in millions
Cap
Ex
CFO *
New
Debt
DRIP
Equity
Funding capital expenditures
Refinanced
Debt
Modest Financing Plan
Projected 2012 - 2016